EXHIBIT 5.1

900 West 48th Place, Suite 900, Kansas City, Missouri, 64112 • 816.753.1000

April 22, 2020

Board of Directors

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Re:	T-Mobile US, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to T-Mobile US, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) $1,791,348 of the Company’s deferred compensation obligations (the “Obligations”) to be offered pursuant to the Sprint Corporation Deferred Compensation Plan, as amended and restated effective September 26, 2014, which was assumed by the Company (the “Deferred Compensation Plan”), and (b) $246,570 of the Company’s deferred compensation obligations (the “Executive Obligations”) to be offered pursuant to the Sprint Nextel Corporation Executive Deferred Compensation Plan, as amended and restated effective January 1, 2008, which was assumed by the Company (the “Executive Deferred Compensation Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the laws of the State of Kansas (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Obligations have been duly authorized and, following the deferral of the compensation giving rise to the Obligations in accordance with the Deferred Compensation Plan, will constitute valid and binding obligations of the Company.

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(b) The Executive Obligations have been duly authorized and, following the deferral of the compensation giving rise to the Executive Obligations in accordance with the Executive Deferred Compensation Plan, will constitute valid and binding obligations of the Company.

The opinions expressed above may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Obligations or Executive Obligations are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective time of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Polsinelli PC